                                  EXHIBIT 99.20


                       COMPUTATIONAL MATERIALS DISCLAIMER

The attached tables and other statistical analyses (the "Computational Materials") are privileged and intended for use by the addressee only. These Computational Materials have been prepared by Greenwich Capital Markets, Inc. in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by Greenwich Capital Markets, Inc. and not by the issuer of the securities. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayments assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither Greenwich Capital Markets, Inc. nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

Although a registration statement (including the Prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state. Prospective purchasers are referred to the final prospectus supplement relating to the securities discussed in this communication for definitive Computational Materials and any matter discussed in this communication. Once available, a final prospectus and prospectus supplement may be obtained by contacting the Greenwich Capital Markets, Inc. Trading Desk at (203) 625-6160.

Please be advised that the securities described herein may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

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DEAL NAME
TRANCHE, RATINGS
                                                    CLASS M-1          CLASS M-1                               CLASS M-2
NO PREPAY STRESS
                     FWD LIBOR/SWAP SHIFT             FORWARD LIBOR               +200BP                         FORWARD LIBOR
                       PREPAY ASSUMPTIONS           1.00x Base Case      1.00x Base Case                       1.00x Base Case

LOSS SEVERITY: 40%
RECOVERY DELAY: 12 MONTHS
                       % Cum Loss Yield Break                 23.04%               22.18%                                17.95%
                            CDR - Yield Break             32.23 CDR            29.97 CDR                              20.8 CDR
              % Cum Loss 1st $ Principal Loss                 22.57%               20.61%                                17.42%
                   CDR - 1st $ Principal Loss             30.97 CDR            26.22 CDR                             19.83 CDR


LOSS SEVERITY: 60%
RECOVERY DELAY: 12 MONTHS
                       % Cum Loss Yield Break                 24.73%               23.98%                                19.21%
                            CDR - Yield Break              18.2 CDR            17.34 CDR                             12.62 CDR
              % Cum Loss 1st $ Principal Loss                 23.97%               21.71%                                18.46%
                   CDR - 1st $ Principal Loss             17.35 CDR            14.98 CDR                             11.95 CDR

LOSS SEVERITY: 40%
RECOVERY DELAY: 12 MONTHS. NO ADVANCE
                       % Cum Loss Yield Break                 19.76%               18.96%                                15.34%
                            CDR - Yield Break              24.4 CDR            22.72 CDR                             16.32 CDR
              % Cum Loss 1st $ Principal Loss                 19.25%               17.35%                                14.81%
                   CDR - 1st $ Principal Loss             23.33 CDR            19.69 CDR                              15.5 CDR

LOSS SEVERITY: 60%
RECOVERY DELAY: 12 MONTHS. NO ADVANCE
                       % Cum Loss Yield Break                 22.07%               21.31%                                17.10%
                            CDR - Yield Break             15.35 CDR            14.58 CDR                             10.79 CDR

              % Cum Loss 1st $ Principal Loss                 21.32%               19.15%                                16.39%
                   CDR - 1st $ Principal Loss             14.61 CDR            12.55 CDR                             10.21 CDR
======================================================================================================
                                                                   Total Collat Loss (Collat Maturity)
                                                                   Default
                                                    --------------------------------------------------------------------
                                                    CLASS M-1          CLASS M-1            CLASS M-1          CLASS M-2
                         FWD LIBOR/SWAP SHIFT         FORWARD LIBOR               +200BP         +200BP           FORWARD LIBOR
                           PREPAY ASSUMPTIONS       1.00x Base Case       0.50x Base Case    Fixed - 50%       1.00x Base Case
                                                                                         Floating - 100%
LOSS SEVERITY: 50%
RECOVERY DELAY: 12 MONTHS
                       % Cum Loss Yield Break                 24.02%                28.83%        24.28%                  18.68%
                            CDR - Yield Break             23.26 CDR             17.59 CDR     19.71 CDR               15.71 CDR
              % Cum Loss 1st $ Principal Loss                 23.39%                26.16%        21.74%                   18.03%
                   CDR - 1st $ Principal Loss             22.25 CDR             14.47 CDR     16.23 CDR                14.92 CDR


LOSS SEVERITY: 50%
RECOVERY DELAY: 12 MONTHS. NO ADVANCE
                       % Cum Loss Yield Break                 21.07%                25.71%        21.40%                   16.35%
                            CDR - Yield Break             18.83 CDR                14 CDR     15.81 CDR                12.99 CDR
              % Cum Loss 1st $ Principal Loss                 20.43%                22.96%        18.86%                   15.71%
                   CDR - 1st $ Principal Loss             17.96 CDR             11.43 CDR     12.88 CDR                 12.3 CDR

                                       Dynamic Credit Stress Runs M1 M2.xls